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                                        EXHIBIT 11

                            ACCEPTANCE INSURANCE COMPANIES INC.
                          COMPUTATION OF INCOME (LOSS) PER SHARE
                       Years Ended December 31, 1995, 1994, and 1993
                           (in thousands, except per share data)
                                        (unaudited)

                                                       Years Ended December 31,
                                                  ----------------------------------
                                                    1995       1994(1)      1993(1)
                                                  --------    ---------    ---------
PRIMARY EARNINGS PER SHARE:
  Income (loss) from continuing operations        $ 4,155      $21,075      $ 7,586
  Adjustment for interest expense reduction
    and interest income from assumed
    proceeds                                         --          1,826        2,403
                                                   ------       ------       ------
  Adjusted income (loss) from continuing
    operations                                      4,155       22,901        9,989
  Loss on discontinued operations                    --           --           --
                                                   ------       ------       ------
  Adjusted net income (loss)                        4,155       22,901        9,989
                                                   ======       ======       ======
  Weighted average number of shares
    outstanding                                    14,858       10,351        8,335
  Adjustment for effect of outstanding
    options and warrants                              144         --           --
  Adjustment for shares issuable                     --          3,069        3,227
                                                   ------       ------       ------
  Adjusted weighted average number of
    shares outstanding                             15,002       13,420       11,562
                                                   ======       ======       ======

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    Continuing operations                         $  0.28      $  1.71      $  0.86
    Discontinued operations                          --           --           --
                                                   ------       ------       ------
    Net income (loss) per share                   $  0.28      $  1.71      $  0.86
                                                   ======       ======       ======
FULLY DILUTED EARNINGS PER SHARE:
  Income (loss) from continuing operations        $ 4,155      $21,075      $ 7,586
  Adjustment for interest expense reduction
    and interest income from assumed
    proceeds                                         --          1,757        2,483
  Adjustment for addback of interest on
    convertible notes                                --           --            239(2)
                                                   ------       ------       ------
  Adjusted income (loss) from continuing
    operations                                      4,155      $22,832      $10,308
  Loss on discontinued operations                    --           --           --
                                                   ------       ------       ------
  Adjusted net income (loss)                      $ 4,155      $22,832      $10,308
                                                   ======       ======       ======
  Weighted average number of shares
    outstanding                                    15,098       10,591        8,427
  Adjustment for effect of outstanding
    options and warrants                              145         --           --
  Adjustment for shares issuable                     --          3,025        3,426
  Adjustment for convertible notes                   --           --            249(2)
                                                   ------       ------       ------
  Adjusted weighted average number of shares
    outstanding                                    15,243       13,616       12,102
                                                   ======       ======       ======
  Continuing operations                           $  0.27      $  1.68      $  0.85
  Discontinued operations                            --           --           --
                                                   ------       ------       ------
  Net income (loss) per share                     $  0.27      $  1.68      $  0.85
                                                   ======       ======       ======

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
- ---------------

(1)  For the years ended December 31, 1994 and 1993 the number of shares of the Company's common stock obtainable on exercise of outstanding options and warrants in the aggregate exceeds 20% of the common shares outstanding.  Therefore, the method of calculating earnings per share has been adjusted accordingly as provided by APB
     Opinion No. 15.

(2)  This calculation is submitted in accordance with Regulation S-K Item 601 (b)(11)
     although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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